UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2020, Inovio Pharmaceuticals, Inc. (the “Company”) entered into an Amendment No. 2 (the “Amendment”) to the At-The-Market Equity Offering Sales Agreement dated May 25, 2018, as amended by Amendment No. 1 on February 7, 2020 (as amended, the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”), which amendment increases the amount of Company common stock, par value $0.001 per share (the “Common Stock”), that can be sold by the Company through Stifel as its sales agent under the Sales Agreement from an aggregate offering price of up to $200,000,000 to an aggregate offering price of up to $250,000,000.

Pursuant to the Sales Agreement, sales of the Common Stock, if any, will be made under the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333- 225233) and an applicable prospectus supplement, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Since September 30, 2019 the Company has sold approximately $168.3 million of its common stock pursuant to the Agreement and since May 25, 2018 has sold $200 million of its common stock pursuant to the Agreement.

The Sales Agreement is attached or incorporated by reference to this Current Report on Form 8-K as Exhibits 1.1, 1.2 and 1.3 and is incorporated herein by reference. The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the exhibits attached hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02. Results of Operations and Financial Conditions.

As of December 31, 2019, the Company had approximately $89.5 million of cash and cash equivalents and short-term investments. This amount is unaudited and preliminary, is subject to completion of financial closing procedures that could result in changes to the amount, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2019.

Item 8.01. Other Events.

On March 3, 2020 the Company announced that it plans to pursue an accelerated timeline for developing its DNA vaccine INO-4800 to address COVID-19, also known as coronavirus. The Company believes it may be in a position to begin human clinical trials in the United States in April 2020 and soon thereafter in China and South Korea, subject to approval by the U.S. Food and Drug Administration and China and South Korea regulatory authorities, respectively, and aims to produce up to one million doses by the end of 2020, with its existing capacity and contract resources, for further clinical trials or emergency use.

Forward-Looking Statements

This report contains certain forward-looking statements relating to the Company’s business that involve a number of risks and uncertainties, including statements about its plans related to INO-4800. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including, but not limited to factors discussed in the “Risk Factors” sections of the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings that the Company makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate.

In addition, the forward-looking statements included in this report represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

1.1	At-The-Market Equity Offering Sales Agreement dated May 25, 2018 between Inovio Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed May 25, 2018).

1.2	Amendment No. 1 to the At-The-Market Equity Offering Sales Agreement dated February 7, 2020 between Inovio Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated (incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K filed February 7, 2020).

1.3	Amendment No. 2 to the At-The-Market Equity Offering Sales Agreement dated March 9, 2020 between Inovio Pharmaceuticals, Inc. and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: March 9, 2020	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer